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                              INDEMNIFICATION AGREEMENT


    THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of ____________, 1996, between OLYMPIC FINANCIAL LTD., a Minnesota corporation (the "Company"), and ____________ ("Indemnitee"), an officer and/or member of the Board of Directors of the Company.

    WHEREAS, the Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that expenses, liabilities and losses incurred by him in his food faith service to the Company will be borne by the company or its successors and assigns in accordance with applicable law; and

    WHEREAS, the Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company;

    WHEREAS, the Certificate of Incorporation and Bylaws of the company provide that the Company shall indemnify and advance expenses to all directors and officers of the Company int he manner set forth therein; and

    WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company's indemnification obligations to Indemnitee and, in addition, set forth the indemnification agreements contained herein;

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

    1. INDEMNIFICATION. Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by the Minnesota Business Corporation Act (the "MBCA") in effect on the date hereof, and to such greater extent as applicable law may thereafter permit, against all judgments, penalties, fines, including, without limitation, excise taxes assessed against the Indemnitee with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred or suffered by Indemnitee in connection with any present or future threatened, pending or contemplated Proceeding, as such term is defined in Section 302A.521 of the MBCA, to which Indemnitee is or was a party or is threatened to be made a party (i) by reason of any action or inaction in Indemnitee's capacity as a director or officer of the company, or (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as a director, officer, employee or agent of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


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    2.   ADVANCEMENT OF EXPENSES.  In the event of any threatened or pending
Proceeding in which Indemnitee is or may in the future be a party or is or may in the future be involved and that may give rise to a right of indemnification under this Agreement, following written request to the Company by Indemnitee pursuant to Section 302A.521, Subdivision 3, of the MBCA, the Company shall promptly pay to Indemnitee amounts to cover reasonable expenses, including attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking (a copy of which is attached hereto as an exhibit) executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company as provided in this Agreement and (ii) reasonable evidence as to the amount of such expenses and, (iii) pursuant to Section 302A.521, Subdivision 3(b) of the MBCA, after a determination by the Board of Directors of the Company that the facts then known to those making the determination would not preclude indemnification under Section 302A.521 of the MBCA.

    3. NON-EXCLUSIVITY OF RIGHTS. the rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of or excluded by any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company's Certificate of Incorporation, the Company's Bylaws, any agreement, a vote of stockholders or a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Agreement shall continue as to an Indemnitee whose employment by the Company has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators.

    4. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota, without giving effect to conflicts of laws principles thereof.

    5. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.


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    6.   AMENDMENT.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a written instrument duly executed by the parties hereto.

    7. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to its subject matter.

    8. COUNTERPARTS. This Agreement may be executed simultaneously in two more identical counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INDEMNITOR:                            INDEMNITEE

OLYMPIC FINANCIAL LTD.


By:
    ---------------------------        --------------------------------
    Name:
    Title:


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                                      EXHIBIT A

                                UNDERTAKING AGREEMENT

         This UNDERTAKING AGREEMENT, is made on ___________, 19__, between OLYMPIC FINANCIAL LTD., a Minnesota corporation (the "Company"), or its successor or assignee in the event of a change of control of the Company, and ____________ ("Indemnitee"), an officer and/or member of the Board of Directors of the Company.

         WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company; and

         WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorney's fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimburse by insurance; and

         WHEREAS, the Company is willing to take such payments but, in accordance with 302A.521 of the Business Company Act of the State of Minnesota, the Company may make such payments only if it receives an undertaking to repay from the Indemnitee; and

         WHEREAS, the Company is willing to take such payments but, in accordance with 302A.521 of the Business Company Act of the State of Minnesota, the Company may make such payments only if it receives an undertaking to repay from the Indemnitee; and;

         WHEREAS, Indemnitee is willing to give such an undertaking;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

         1. In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated _________, 1996, between the Company and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made, but only to the extent that Indemnitee is ultimately found not entitled to be indemnified by the


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Company under the Bylaws of the Company and Section 302A.521 of the Business
Company Act of the State of Minnesota (the "MBCA"), or other applicable law.

         2. In accordance with Section 302A.521, Subdivision 3(a), of the MBCA, Indemnitee hereby expressly affirms that in its good faith belief the criteria for indemnification set forth in Section 302A.521, Subdivision 2, of the MBCA have been satisfied.

         3. This agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.


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